February 1, 1999

Office of Records
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC  20549


RE:  Dreyfus International Funds, Inc.
     Dreyfus Emerging Markets Fund
     Dreyfus International Growth Fund
        File No.  811-7502, CIK No.  897469

Dear Sir/Madam:

     Enclosed is one (1) copy of each of the Semi-Annual Reports to Shareholders for the above-referenced Funds for the period ended November 30, 1998, filed in compliance with the provisions of Section 30 of the Investment Company Act of 1940, as amended.




                                        Very truly yours,



                                        Daniela Battistoni



DB

Enclosures